EX-99.B10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the MetLife Investors USA Separate Account A (File No. 333-54470). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP

                                            By: /s/ W. Thomas Conner
                                                -------------------------------
                                                W. Thomas Conner

Washington, D.C.
April 26, 2004